Exhibit 5.1

[TUCKER ELLIS LLP LETTERHEAD]

July 23, 2015

Civista Bancshares, Inc.

100 E. Water Street

Sandusky, Ohio 44870

Re:         Registration Statement on Form S-3 of Civista Bancshares, Inc.

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by Civista Bancshares, Inc., an Ohio corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration and possible issuance and sale from time to time pursuant to Rule 415 under the Securities Act of $50,000,000.00 aggregate amount of: (a) common shares, without par value, of the Company (the “Common Shares”); (b) preferred shares, without par value, of the Company (the “Preferred Shares”); (c) the Company’s debt securities, whether senior or subordinated (the “Debt Securities”); (d) warrants to purchase Common Shares, Preferred Shares, Debt Securities or Depositary Shares (the “Warrants”); (e) depositary shares representing Preferred Shares (“Depository Shares”); (f) subscription rights for the purchase of Common Shares, Preferred Shares, Debt Securities or Depositary Shares (the “Subscription Rights”); (g) share purchase contracts (the “Share Purchase Contracts”); (h) share purchase units (the “Share Purchase Units”); and (i) units consisting of two or more of the foregoing securities in any combination (the “Units,” and together with the Common Shares, the Preferred Shares, the Debt Securities, the Warrants, the Depositary Shares, the Rights, the Share Purchase Contracts and the Share Purchase Units, the “Registered Securities”). The Registered Securities may be issued and sold from time to time by the Company as set forth in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement; (b) the Form of Indenture attached as an exhibit to the Registration Statement; (c) the Company’s Articles of Incorporation, as amended and currently in effect (the “Articles”); (d) the Company’s Code of Regulations, as amended and currently in effect (the “Regulations”); (e) the resolutions of the board of directors of the Company (the “Board”) dated June 16, 2015; and (f) such other certificates, statutes, other instruments and documents and such records of the corporate proceedings of the Company and such other documents as we have deemed necessary or appropriate for purposes of the opinions

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July 23, 2015

rendered. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Registered Securities offered pursuant to the Registration Statement:

(A) the Board, including any appropriate committee appointed thereby, shall have (i) duly established the terms of the Registered Securities (and in the case of the Units, the Registered Securities that are components thereof), (ii) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Registered Securities and related matters, and (iii) duly reserved for issuance any Registered Securities consisting of Common Shares or Preferred Shares, and any Common Shares or Preferred Shares for or into which any other Registered Securities are exercisable, exchangeable or convertible, and, in the case of all of (i) through (iii), such authorizations and actions shall remain in effect and unchanged at all times during which the Registered Securities are offered, sold or issued by the Company;

(B) the definitive terms of each class and series, if applicable, of the Registered Securities, and the terms of the issuance and sale of the Registered Securities (i) shall have been duly established in accordance with all applicable law and the Articles, the Regulations, any indenture, warrant agreement, depositary agreement, rights agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Board, and (ii) shall not violate any applicable law or any Documents (subject to the further assumption that such Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;

(C) any Document relating to the terms of the Securities shall be governed by and construed in accordance with the laws of the State of Ohio, except for the Indenture, which shall be governed by the laws of the State of New York;

(D) upon issuance of any of the Common Shares or Preferred Shares, including as a component of Units or upon exercise, conversion or exchange of other Registered Securities, the total number of shares of Common Shares or Preferred Shares issued and outstanding shall not exceed the total number of shares of Common Shares or Preferred Shares that the Company is then authorized to issue under the Articles;

(E) the Registered Securities (including any Registered Securities issuable upon exercise, conversion or exchange of other Registered Securities and, in the case of the Units, the Registered Securities that are components thereof), and any certificates representing the relevant

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July 23, 2015

Registered Securities (including any Registered Securities issuable upon exercise, conversion or exchange of other Registered Securities and, in the case of the Units, the Registered Securities that are components thereof), shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement, and, if applicable, duly executed and delivered by the Company and any other appropriate party;

(F) each applicable Document and any other relevant agreement relating to the offer and sale of the Securities shall have been duly authorized, executed and delivered by the Company and each other party thereto, and shall constitute a valid and binding obligation of each party thereto (other than the Company);

(G) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have been declared effective under the Act, and such effectiveness shall not have been terminated or rescinded;

(H) a prospectus supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Registered Securities offered thereby;

(I) the Registered Securities shall have been issued and sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement;

(J) in the case of an agreement or instrument pursuant to which any Registered Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein; and

(K) in the case of Debt Securities issued pursuant to an indenture, the indenture, including any supplemental indentures, shall be in effect and the trustee or trustees thereunder shall have been named and qualified under the Trust Indenture Act.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

(1) the Common Shares, assuming any applicable preemptive rights have been satisfied, waived or eliminated, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon exercise of conversion rights, Subscription Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable;

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July 23, 2015

(2) the Preferred Shares, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon exercise of conversion rights, Subscription Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable;

(3) the Debt Securities, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement, or other similar agreement or (ii) upon exercise of conversion rights, Subscription Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof) may determine, will be binding obligations of the Company;

(4) the Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding warrant agreement or other similar agreement or (ii) upon exercise of Subscription Rights as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof) may determine, will be binding obligations of the Company;

(5) the Depositary Shares when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable, valid and binding depositary agreement or other similar agreement, (b) Preferred Shares relating to any Depositary Shares have been deposited with the depositor therefor, (c) any depositary receipts representing Depositary Shares have been duly executed, authenticated, issued and sold in the manner and for the consideration stated in the applicable depositary agreement and (d) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof) may determine, will be binding obligations of the Company;

(6) the Subscription Rights, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable, valid and binding rights agreement or other similar agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof) may determine, will be binding obligations of the Company;

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(7) the Share Purchase Contracts or Share Purchase Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable, valid and binding purchase agreement or other similar agreement, (b) the actions described in paragraph 1 above have been taken if such Share Purchase Contracts or Share Purchase Units relate to the issuance and sale of Common Shares, (c) the actions described in paragraph 3 above have been taken if such Share Purchase Units relate to the issuance and sale of Debt Securities, and (d) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof) may determine, will be binding obligations of the Company;

(8) the Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of any applicable, valid and binding unit agreement or other similar agreement or (ii) upon exercise of Subscription Rights as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be binding obligations of the Company, and any Common Shares or Preferred Shares that are a component of such Units will be validly issued, fully paid and nonassessable, and any Debt Securities, Warrants, Depositary Shares, Share Purchase Contracts, Share Purchase Units or Rights that are components of such Units will be binding obligations of the Company.

Our opinions set forth in paragraphs (3) through (8) above are subject to the following exceptions: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and we express no opinion as to waivers of broadly or vaguely stated rights.

We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Ohio, and, with respect to the opinion set forth in paragraph (3) above, the laws of the State of New York.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

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July 23, 2015

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We bring to your attention the fact that our legal opinion is an expression of professional judgment and is not a guarantee of a result.

Very truly yours,

/s/ Tucker Ellis LLP

Tucker Ellis LLP